UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2023

EVmo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2301 North Sepulveda Boulevard Manhattan Beach, California	90266
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 16, 2023, EVmo, Inc., a Delaware corporation (the “Company”), received correspondence from EICF Agent LLC (the “Agent”) constituting a notice of events of default and reservation of rights (the “Notice of Default”) under that certain Term Loan, Guarantee and Security Agreement, dated as of July 9, 2021, by and among the Company, its operating subsidiaries, the Agent and certain lenders party thereto (the “Term Loan Agreement”). The Term Loan Agreement is described in a current report on Form 8-K filed by the Company on July 14, 2021.

The Notice of Default purports that certain events of default under the Term Loan Agreement have occurred and are continuing, including a failure by the Company to: (i) timely deliver a required financial report, (ii) timely deliver a required liquidity certificate, (iii) maintain the maximum net leverage ratio required under a financial covenant, and (iv) maintain the minimum liquidity required under a financial covenant.

The Agent has informed the Company in the Notice of Default that the Agent and the lending parties to the Term Loan Agreement are now entitled to exercise any and all default-related rights and remedies, but that no decisions regarding these options has been made to date. The Agent has further notified the Company, among other things, that nothing in the Notice of Default or the delay on the part of the Agent and the lending parties in exercising its rights or remedies should be construed as a consent to or waiver of any of the purported events of default detailed in the immediately preceding paragraph.

Under the Term Loan Agreement, if any event of default occurs and is continuing, all or any portion of the amounts borrowed by the Company that remain outstanding, including the principal of $7.5 million and any accrued but unpaid interest, may become due or payable. Further, the Agent may realize the collateral pledged under the Term Loan Agreement, which consists of substantially all of the property and assets of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2023	EVmo, Inc.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer